Exhibit 99.1

Casa Systems Reports Second Quarter 2021 Financial Results

Double-digit Revenue Growth Driven by Strong Wireless Demand

Wireless Backlog Growth of 63%, year-over-year

EBITDA Growth of 25%, year-over-year

Reaffirming 2021 Guidance

Andover, Mass. – July 29, 2021 – Casa Systems, Inc. (Nasdaq: CASA), a leading provider of cloud-native software and physical broadband technology solutions for wireless, cable and fixed networks, today announced its financial results for its second quarter ended June 30, 2021.

Second Quarter 2021 Financial & Operational Highlights

•	Revenue of $92.7 million
•	Gross margin of 49.1%
•	GAAP net loss of $(3.2) million
•	Non-GAAP net income of $1.0 million
•	GAAP net loss per fully diluted share of $(0.04)
•	Non-GAAP net income per fully diluted share of $0.01
•	Adjusted EBITDA of $11.7 million

“Casa's strong start to 2021 continued through the second quarter, putting us ahead of our expectations for the first half of fiscal 2021,” said Jerry Guo, Casa Systems' President and Chief Executive Officer. "We delivered another quarter of double-digit top-line growth and experienced strong wireless demand, material progress with our 5G cores and 5G fixed wireless access products, and increased traction with new cable technologies. We ended the quarter with a very large backlog.  While we had an exceptionally strong start to the fiscal year, the second half may see some impact from the worsening supply chain situation that’s affecting our entire industry.”

Scott Bruckner, Casa Systems' Chief Financial Officer, said, "In addition to our top-line and new product growth, we further demonstrated our commitment to profitability, as EBITDA was up 25% year-over-year and operating income was up 173% over the prior year. Additionally, we ended the quarter in a strong liquidity position, which benefited from a 20% increase in working capital year-over-year, including a 16.2% increase in cash quarter-over-quarter. The strategic initiatives we implemented continue to show results, which are evident in our double-digit, profitable revenue growth.”

To supplement its financial results presented in accordance with Generally Accepted Accounting Principles (“GAAP”), Casa Systems is presenting non-GAAP financial measures in this press release. A reconciliation of GAAP to non-GAAP measures has been provided in the financial statement tables included in this press release. An explanation of these measures is also included below under the heading Non-GAAP Financial Measures.

Financial Outlook

For the fiscal year 2021, Casa Systems expects:

•	Revenue between $425 million and $445 million
•	GAAP Operating Income between $28 million and $38 million
•	Non-GAAP Operating Income between $48 million and $58 million
•	Adjusted EBITDA between $60 million and $70 million
•	GAAP diluted net income per share between $0.05 and $0.14 and Non-GAAP diluted net income per share between $0.23 and $0.32

Guidance for non-GAAP financial measures excludes stock-based compensation and amortization of acquired intangible assets, which are non-cash charges; adjustments to the tax provision for the CARES Act; and the resulting tax effect of these excluded items. Casa Systems has not reconciled the non-GAAP metrics as to which it provides guidance to their most directly comparable GAAP metrics because certain items that impact these excluded measures are uncertain, out of its control and/or cannot be reasonably calculated or predicted at this time. Accordingly, a reconciliation of the non-GAAP financial metrics included in its guidance to the corresponding GAAP measures is not available without unreasonable effort.

Conference Call Information

Casa Systems is hosting a conference call for analysts and investors to discuss its financial results for the second quarter ended June 30, 2021, and its business outlook at 5:00 p.m. ET today, July 29, 2021. The conference call can be heard via webcast in the investor relations section its website at http://investors.casa-systems.com, or by dialing 877-407-4019 in the United States or 201-689-8337 from international locations. Callers should ask to be joined to the Casa Systems call. Shortly after the conclusion of the conference call, a replay of the audio webcast will be available in the investor relations section of Casa Systems’ website for 90 days after the event.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact contained in this press release, including statements regarding the projected results of operations and financial position of Casa Systems, Inc. (“Casa Systems” or the “Company” or “we”), including financial targets, business strategy, and plans and objectives for future operations, are forward-looking statements. The words “anticipate”, “believe”, “continue”, “could”, “estimate”, “expect”, “intend”, “may”, “plan”, “potential”, “predict”, “project”, “target”, “should”, “would”, and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. We have based these forward-looking statements on our estimates and assumptions of our financial results and our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs as of the date of this press release. A number of important risk factors could cause actual results to differ materially from the results described, implied or projected in these forward-looking statements. These factors include, without limitation: (1) any failure by us to successfully anticipate technological shifts, market needs and opportunities, and develop new products and product enhancements that meet those technological shifts, needs and opportunities; (2) the concentration of a substantial portion of our revenue in certain customers; (3) fluctuations in our revenue due to timing of large orders and seasonality; (4) the length and lack of predictability of our sales cycle; (5) any difficulties we may face in expanding our platform into the wireless market; (6) any failure to fully realize anticipated synergies from our acquisition of NetComm; and (7) other factors discussed in the “Risk Factors” section of our public reports filed with the Securities and Exchange Commission (“SEC”), including our most recent Quarterly Report on Form 10-Q, which is on file with the SEC and available in the investor relations section of our website at http://investors.casa-systems.com and on the SEC’s website at www.sec.gov. In addition, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements that we may make. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this press release are inherently uncertain and may not occur, and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. Accordingly, you should not rely upon forward-looking statements as predictions of future events. We disclaim any obligation to update publicly or revise any forward-looking statements for any reason after the date of this press release. Any reference to our website address in this press release is intended to be an inactive textual reference only and not an active hyperlink.

COVID-19 Pandemic

The COVID-19 pandemic and the accompanying responses of governments and businesses to the pandemic continue to present various risks to us, not all of which we are able to fully evaluate or foresee at the current time, and could have a material effect upon the estimates and judgments relied upon by management. While the COVID-19 pandemic did not significantly adversely affect our financial results, business operations or liquidity during the three and six months ended June 30, 2021, economic and health conditions in the United States and across most of the globe changed rapidly during the period and are continuing to change after the end of the quarter. Globally, all aspects of our business remain fully operational. The pandemic has led to increased demand for certain of our products, resulting in increased order volumes that have created additional pressure on our supply chain.  In addition, certain of our products utilize components, for which there has been increased global demand.  As a result, we have begun to see shortages of supply that have increased the likelihood of an adverse impact on our future revenue and gross margins and ability to fill orders for customers in a timely manner. We continue to work with our supply chain and contract manufacturers, as well as our customers, to minimize the possible extent of such adverse impact.  However, at this time we are neither able to estimate the extent of these impacts, nor predict whether our efforts to minimize or contain them will be successful.  We intend to continue to monitor our business very closely for any effects of COVID-19 for as long as necessary.

Due to the above circumstances and as described generally in our Quarterly Report on Form 10-Q, our results of operations for the three and six months ended June 30, 2021 are not necessarily indicative of the results to be expected in future periods. Management cannot predict the full impact of the COVID-19 pandemic on our sales channels, supply chain, manufacturing and distribution, or on economic conditions generally, including the effects on our current and potential customers, who may curtail spending on investments in current and/or new technologies, delay new equipment evaluations and trials, and possibly delay payments based on liquidity concerns, all of which could have a material impact on our business in the future. Similarly, our supply chain and our contract manufacturers could be affected, which could cause disruptions to our ability to meet customer demand or delivery schedules.  For the three and six months ended June 30, 2021, we did see certain delays in the supply chain that adversely impacted a small number of delivery schedules.  If COVID-19 were to continue to cause such impacts in the future, there could likely be a material adverse impact on our financial results, liquidity and capital resource needs. This uncertainty makes it challenging for management to estimate the future performance of our businesses, particularly in the near to medium term.  However, the impact of COVID-19 could have a material adverse impact on our results of operations of the near to medium term.

Non-GAAP Financial Measures

To supplement our financial results presented in accordance with Generally Accepted Accounting Principles (GAAP), we are presenting the following non-GAAP financial measures in this press release and the related earnings conference call: non-GAAP net income, non-GAAP diluted net income per share, adjusted EBITDA and free cash flow. These non-GAAP financial measures are not based on any standardized methodology prescribed by GAAP and are not necessarily comparable to similarly titled measures presented by other companies.

Non-GAAP net income and non-GAAP diluted net income per share. We define non-GAAP net income as net income (loss) as reported in our condensed consolidated statements of operations, excluding the impact of stock-based compensation expense and amortization of acquired intangible assets, which are non-cash charges; adjustments to the tax provision for the CARES Act; and the tax effect on these excluded items. The tax effect of the excluded items were calculated based on specific calculations of each item’s effect on the tax provision. We define non-GAAP diluted net income per share as diluted net income (loss) per share reported in our condensed consolidated statements of operations, excluding the impact of items that we exclude in calculating non-GAAP net income. We have presented non-GAAP net income and non-GAAP diluted net income per share because they are key measures used by our management and board of directors to understand and evaluate our operating performance, to establish budgets and to develop operational goals for managing our business. The presentation of non-GAAP net income and non-GAAP diluted net income per share also allows our management and board of directors to make additional comparisons of our results of operations to other companies in our industry.

Adjusted EBITDA. We define adjusted EBITDA as our net income (loss), excluding the impact of stock-based compensation expense; other income (expense), net; depreciation and amortization expense; and our provision for (benefit from) income taxes. We have presented adjusted EBITDA because it is a key measure used by our management and board of directors to understand and evaluate our operating performance, to establish budgets and to develop operational goals for managing our business. In particular, we believe that, by excluding the impact of these expenses, adjusted EBITDA can provide a useful measure for period-to-period comparisons of our core operating performance.

Free cash flow. We define free cash flow as net cash provided by operating activities minus capital expenditures. We believe free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by our business that, after purchases of property, equipment and software licenses, can be used for strategic opportunities, including investing in our business, making strategic acquisitions and strengthening our balance sheet.

We use these non-GAAP financial measures to evaluate our operating performance and trends and to make planning decisions. We believe that each of these non-GAAP financial measures helps identify underlying trends in our business that could otherwise be masked by the effect of the expenses that we exclude in the calculations of each non-GAAP financial measure. Accordingly, we believe that these financial measures provide useful information to investors and others in understanding and evaluating our operating results, and enhance the overall understanding of our past performance and future prospects.

Our non-GAAP financial measures are not prepared in accordance with GAAP and should not be considered in isolation of, or as an alternative to, measures prepared in accordance with GAAP. There are a number of limitations related to the use of these non-GAAP financial measures rather than the most directly comparable financial measures calculated and presented in accordance with GAAP. Some of these limitations are:

•

each of non-GAAP net income, non-GAAP diluted net income per share and adjusted EBITDA exclude stock-based compensation expense and amortization of acquired intangible assets because they have recently been, and will continue to be for the foreseeable future, a significant recurring non-cash expense for our business;

•	adjusted EBITDA excludes depreciation and amortization expense, and although this is a non-cash expense, the assets being depreciated and amortized may have to be replaced in the future;

•

adjusted EBITDA does not reflect the cash requirements necessary to service interest on our debt or the cash received from our interest-bearing financial assets, both of which impact the cash available to us;

•	adjusted EBITDA does not reflect foreign currency transaction gains and losses, which are reflected in other income (expense), net;

•	adjusted EBITDA does not reflect income tax payments that reduce cash available to us;

•	free cash flow may not represent our residual cash flow available for discretionary expenditures, since we may have other non-discretionary expenditures that are not deducted from this measure;

•

free cash flow may not represent the total increase or decrease in cash and cash equivalents for any given period because it excludes cash provided by or used for other investing and financing activities; and

•

other companies, including companies in our industry, may not use or report non-GAAP net income, non-GAAP diluted net income per share, adjusted EBITDA or free cash flow, or may calculate such non-GAAP financial measures in a different manner than we do, or may use other non-GAAP financial measures to evaluate their performance, all of which could reduce the usefulness of these non-GAAP financial measures as comparative measures.

For the reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures, please see the section of the accompanying tables titled, “Reconciliation of Selected GAAP and Non-GAAP Financial Measures.”

About Casa Systems, Inc.

Casa Systems, Inc. (Nasdaq: CASA) delivers the core-to-customer building blocks to speed 5G transformation with future-proof solutions and cutting-edge bandwidth for all access types. In today’s increasingly personalized world, Casa Systems creates disruptive architectures built specifically to meet the needs of service provider networks.  Our suite of open, cloud-native network solutions unlocks new ways for service providers to build networks without boundaries and maximize revenue-generating capabilities. Commercially deployed in more than 70 countries, Casa Systems serves over 475 Tier 1 and regional communications service providers worldwide. For more information, visit http://www.casa-systems.com.

CONTACT INFORMATION:

IR Contact

Michael Cummings or Jackie Marcus

617-982-0475

investorrelations@casa-systems.com

Source: Casa Systems

CASA SYSTEMS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020

Revenue	$92,730	$83,350	$197,007	$166,973
Cost of revenue	47,215	40,220	95,452	81,190
Gross profit	45,515	43,130	101,555	85,783
Operating expenses:
Research and development	20,295	20,688	41,901	41,899
Selling, general and administrative	21,583	21,110	43,463	46,101
Total operating expenses	41,878	41,798	85,364	88,000
Income (loss) from operations	3,637	1,332	16,191	(2,217)
Other income (expense):
Interest income	103	271	217	677
Interest expense	(3,999)	(4,307)	(7,917)	(8,935)
(Loss) gain on foreign currency, net	(231)	528	(978)	680
Other income, net	479	35	551	97
Total other income (expense), net	(3,648)	(3,473)	(8,127)	(7,481)
(Loss) income before provision for (benefit from) income taxes	(11)	(2,141)	8,064	(9,698)
Provision for (benefit from) income taxes	3,182	887	5,508	(7,832)
Net (loss) income	$(3,193)	$(3,028)	$2,556	$(1,866)

Net (loss) income per share:
Basic	$(0.04)	$(0.04)	$0.03	$(0.02)
Diluted	$(0.04)	$(0.04)	$0.03	$(0.02)

Weighted-average shares used to compute net (loss) income per share:
Basic	85,036	83,068	84,641	83,505
Diluted	85,036	83,068	89,013	83,505

CASA SYSTEMS, INC.

RECONCILIATION OF SELECTED GAAP AND NON-GAAP FINANCIAL MEASURES

(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020

Reconciliation of Net (Loss) Income to Non-GAAP Net Income (Loss):
Net (loss) income	$(3,193)	$(3,028)	$2,556	$(1,866)
Stock-based compensation	4,094	3,579	7,547	6,016
Amortization of acquired intangible assets	1,426	1,426	2,852	2,852
Tax benefit from release of DTA reserve	—	—	—	(9,310)
Tax effect of excluded items	(1,370)	(1,251)	(2,592)	(2,240)
Non-GAAP net income (loss)	$957	$726	$10,363	$(4,548)
Non-GAAP net income (loss) margin	1.0%	0.9%	5.3%	(2.7)%

Reconciliation of Diluted Net (Loss) Income Per Share to Non-GAAP Diluted Net Income (Loss) Per Share:
Diluted net (loss) income per share	$(0.04)	$(0.04)	$0.03	$(0.02)
Non-GAAP adjustments to net (loss) income	0.05	0.05	0.09	(0.03)
Non-GAAP diluted net income (loss) per share	$0.01	$0.01	$0.12	$(0.05)
Weighted-average shares used in computing diluted net (loss) income per share	85,036	83,068	89,013	83,505

Reconciliation of Net (Loss) Income to Adjusted EBITDA:
Net (loss) income	$(3,193)	$(3,028)	$2,556	$(1,866)
Stock-based compensation	4,094	3,579	7,547	6,016
Amortization of acquired intangible assets	1,426	1,426	2,852	2,852
Depreciation and amortization	2,580	3,054	5,345	6,401
Other income, net	3,648	3,473	8,127	7,481
Provision for (benefit from) income taxes	3,182	887	5,508	(7,832)
Adjusted EBITDA	$11,737	$9,391	$31,935	$13,052
Adjusted EBITDA margin	12.7%	11.3%	16.2%	7.8%

CASA SYSTEMS, INC.

RECONCILIATION OF SELECTED GAAP AND NON-GAAP FINANCIAL MEASURES

(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020

Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow:
Net cash provided by operating activities	$31,870	$17,867	$26,715	$43,936
Purchases of property and equipment and software licenses	(662)	(2,327)	(2,914)	(2,717)
Free cash flow	$31,208	$15,540	$23,801	$41,219

Summary of Stock-Based Compensation Expense:
Cost of revenue	$33	$39	$66	$70
Research and development	543	650	1,414	1,087
Selling, general and administrative	3,518	2,890	6,067	4,859
Total	$4,094	$3,579	$7,547	$6,016

Summary of Revenue:
Product revenue:
Wireless	$33,323	$15,510	$73,011	$36,167
Fixed telco	16,137	23,819	31,022	41,751
Cable	31,009	32,799	70,234	67,968
Product revenue	80,469	72,128	174,267	145,886
Service revenue:
Wireless	1,684	1,074	2,275	2,848
Fixed telco	1,043	301	2,649	551
Cable	9,534	9,847	17,816	17,688
Service revenue	12,261	11,222	22,740	21,087
Total revenue	$92,730	$83,350	$197,007	$166,973

CASA SYSTEMS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	June 30,	December 31,
	2021	2020

Assets
Current assets:
Cash and cash equivalents	$168,654	$157,455
Accounts receivable, net	65,570	94,124
Inventory	95,782	101,204
Prepaid expenses and other current assets	7,531	3,864
Prepaid income taxes	14,526	14,087
Total current assets	352,063	370,734
Property and equipment, net	25,471	28,880
Accounts receivable, net of current portion	65	143
Deferred tax assets	1,060	1,150
Goodwill	50,177	50,177
Intangible assets, net	34,171	35,844
Other assets	6,196	6,038
Total assets	$469,203	$492,966
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$26,299	$41,203
Accrued expenses and other current liabilities	29,417	39,793
Accrued income taxes	3,821	7,463
Deferred revenue	20,224	15,531
Current portion of long-term debt, net of unamortized debt issuance costs	8,418	15,171
Total current liabilities	88,179	119,161
Accrued income taxes, net of current portion	9,921	9,520
Deferred tax liabilities	7,359	7,282
Deferred revenue, net of current portion	5,328	3,520
Long-term debt, net of current portion and unamortized debt issuance costs	275,153	276,085
Other liabilities, non-current	1,306	1,024
Total liabilities	387,246	416,592

Stockholders’ equity:
Common stock	87	85
Treasury Stock	(4,826)	(4,826)
Additional paid-in capital	185,809	183,041
Accumulated other comprehensive income (loss)	594	337
Accumulated deficit	(99,707)	(102,263)
Total stockholders’ equity	81,957	76,374
Total liabilities and stockholders’ equity	$469,203	$492,966

CASA SYSTEMS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Six Months Ended June 30,
	2021	2020
Cash flows provided by operating activities:
Net income (loss)	$2,556	$(1,866)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	8,197	9,255
Stock-based compensation	7,547	6,016
Deferred income taxes	173	(420)
Change in provision for excess and obsolete inventory	89	23
Change in provision for doubtful accounts	(6)	1,118
Gain on disposal of assets	4	10
Changes in operating assets and liabilities:
Accounts receivable	28,433	40,377
Inventory	5,372	6,217
Prepaid expenses and other assets	(3,792)	1,419
Prepaid income taxes	(441)	(7,624)
Accounts payable	(14,456)	1,331
Accrued expenses and other current liabilities	(10,210)	(2,480)
Accrued income taxes	(3,240)	(1,016)
Deferred revenue	6,489	(8,424)
Net cash provided by operating activities	26,715	43,936
Cash flows used in investing activities:
Purchases of property and equipment	(1,514)	(2,717)
Purchases of software licenses	(1,400)	—
Net cash used in investing activities	(2,914)	(2,717)
Cash flows used in financing activities:
Principal repayments of debt	(8,275)	(1,660)
Proceeds from exercise of stock options	1,187	414
Payments of dividends and equitable adjustments	(59)	(622)
Repurchases of common stock	—	(3,031)
Employee taxes paid related to net share settlement of equity awards	(5,675)	(487)
Net cash used in financing activities	(12,822)	(5,386)
Effect of exchange rate changes on cash and cash equivalents	214	(340)
Net increase in cash, cash equivalents and restricted cash	11,193	35,493
Cash, cash equivalents and restricted cash at beginning of period	158,461	114,657
Cash, cash equivalents and restricted cash at end of period	$169,654	$150,150
Supplemental disclosures of cash flow information:
Cash paid for interest	$7,358	$5,502
Cash paid for income taxes	$7,564	$1,889
Supplemental disclosures of non-cash operating, investing and financing activities:
Purchases of property and equipment included in accounts payable	$265	$564
Unpaid equitable adjustments included in accrued expenses and other current liabilities	$4	$124
Fair value of cash flow hedges	$—	$527